                                                          EXHIBIT 10.8

                               LEASE AMENDMENT

DATED:   OCTOBER 22, 1996

BETWEEN: PACIFIC REALTY ASSOCIATES, L.P.,
         A DELAWARE LIMITED PARTNERSHIP                               LANDLORD

AND:     THRUSTMASTER, INC.,
         AN OREGON CORPORATION                                          TENANT


         By written lease dated March 13, 1996, Tenant leased from landlord approximately 22,551 square feet of warehouse and office space located in Building E, Evergreen Business Park, 7205 N.W. Evergreen Parkway, Suite 900, Hillsboro, Oregon 97124 (hereinafter referred to as the "Premises"). Such document is hereinafter referred to as the "Lease." The Lease expires September 30, 2003.

         Tenant now wishes to lease an additional approximately 7,500 square feet of warehouse space adjacent to and immediately east of the Premises (hereinafter referred to as the "First Additional Space") and as further described on the attached Exhibit A.

         NOW, THEREFORE, the parties agree as follows:

    1. The First Additional Space shall become subject to the terms of the Lease upon occupancy by Tenant, which is estimated to be November 1, 1996. Tenant's total leased area shall increase from approximately 22,551 to 30,051 square feet of warehouse and office space.

    2.  Base rent shall be according to the following schedule:

                                                        BASE RENT PER MONTH
                                            ------------------------------------------------
PERIOD                                      1ST ADD'L SP          PREMISES          TOTAL
--------------------------------------------------------------------------------------------
November 1, 1996 through April 30, 1997       $1,388.00          $11,720.00      $13,108.00
--------------------------------------------------------------------------------------------
May 1, 1997 through September 30, 2001        $2,775.00          $11,720.00      $14,495.00
--------------------------------------------------------------------------------------------
October 1, 2001 through September 30, 2003    $2,775.00          $12,895.00      $15,670.00
--------------------------------------------------------------------------------------------

    3. Landlord shall, at Tenant's sole cost and expense, remove and relocate the existing demising wall between the Premises and the First Additional Space. Tenant shall reimburse Landlord the cost of the relocation of the demising wall, not to exceed $4,800.00, within ten (10) days of Tenant's receipt of a statement from Landlord stating the total cost of the relocation of the demising wall.

    4. Except as expressly modified hereby, all terms of the Lease shall remain in full force and effect and shall continue through the existing term.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the respective dates set opposite their signatures below, but this Agreement on behalf of such party shall be deemed to have been dated as of the date first above written.

                                       LANDLORD:

                                       PACIFIC REALTY ASSOCIATES, L.P.,
                                       a Delaware limited partnership

                                       By:  PacTrust Realty, Inc.,
                                            a Delaware corporation,
                                            its General Partner


Date:  10/23 , 1996                          By: /s/ Sam K. Briggs
                                                -----------------------
                                                Sam K. Briggs
                                                Marketing Director

                                       TENANT:

                                       THRUSTMASTER, INC.,
                                       an Oregon corporation

Date: 10/23/96, 1996                   By: /s/ Kent E. Koski
                                          --------------------
                                       Name:   Kent E. Koski
                                             --------------------
                                       Title:  VP - Finance
                                             --------------------

                                                            EXHIBIT A










                                   [FLOOR PLAN]

                                     LEASE

DATED:   MARCH 13, 1996

BETWEEN: PACIFIC REALTY ASSOCIATED, L.P.,
         A DELAWARE LIMITED PARTNERSHIP                               LANDLORD

AND:     THRUSTMASTER, INC.,
         AN OREGON CORPORATION                                        TENANT

    Tenant wishes to lease from Landlord the following described property, hereinafter referred to as "the Premises":

    Approximately 16,617 square feet of office space located in Building D, Evergreen Business Park, 7175 N.W. Evergreen Parkway, Suite 400, Hillsboro, Oregon 97124 and as further described on the attached Exhibits A, B, C and D.

    If the Premises consist of a portion but not all of a building, the building housing the Premises is hereinafter referred to as "the Building."

    Landlord leases the Premises to Tenant for a term of 86 months commencing August 1, 1996 and continuing through September 30, 2003. No base rent shall be due for the first two (2) months of the lease term, but Tenant shall be obligated to pay for all other charges, taxes and expenses to be paid to Landlord specified in paragraphs 3 and 4 of this lease. Base rent shall be according to the following schedule:

                                                           Base Rent
         Period                                            Per Month
         ------------------------------------------        ----------
         August 1, 1996 through September 30, 1996         $     0.00
         October 1, 1996 through September 30, 2001        $11,632.00
         October 1, 2001 through September 30, 2003        $12,795.00

Rent for the month of October 1996, shall be paid on October 1, 1996. Provided, however, that such rent shall not be due if the Premises are not available for occupancy. All rent, including base rent together with the charges, taxes and expenses to be paid to Landlord specified in paragraphs 3 and 4 of this lease, is payable in advance on the first day of each calendar month. If Landlord consents, Tenant may occupy the Premises prior to such commencement date upon payment of rent on a prorated basis and compliance with all terms of this lease.

    Delivery of possession shall occur when the Premises are occupied by Tenant or are ready to be occupied by Tenant with all work to be performed by Landlord substantially completed. No notice shall be required from Landlord if the Premises are ready on the date set for commencement of the term or on the first business day thereafter. If Landlord is unable to deliver possession of the Premises to Tenant because of strikes, acts of God, or any other cause beyond Landlord's control, then Tenant may take possession when Landlord notifies Tenant that the Premises are ready for possession, and the term of this lease shall commence on the first day of the first month following such date and continue for the specified number of months thereafter, notwithstanding the commencement and termination dates stated above. Tenant shall owe no rent until the Premises are ready for possession. Landlord shall have no liability for such delays in delivery of possession, and neither party shall have the right to terminate except that Landlord may cancel this Lease without liability if permission to construct, use, or furnish necessary utilities to the Premises is denied or revoked by any governmental agency or public utility with such authority.

    This lease is subject to the following additional terms to which the parties agree:

    1.   USE OF THE PREMISES.

         (a) Tenant shall use the Premises only for the purpose of conducting the following business:

              General office, production and warehousing.

If such use is prevented by any law or governmental regulation, Tenant may use the Premises for other reasonable uses.

         (b) In connection with its use, Tenant shall, at its expense, comply with all applicable laws, ordinances, and regulations of any public authority, including those requiring alteration of the Premises because of Tenant's specific use; shall create no nuisance nor allow any objectionable liquid, odor, or noise to be emitted from the Premises; shall store no gasoline or other highly combustible materials on the Premises which would violate any applicable fire code or regulation nor conduct any operation that will increase Landlord's fire insurance rates for the Premises; and shall not overload the floors or electrical circuits of the Premises. Landlord shall have the right to approve the installation of any power-driven machinery by Tenant and may select a qualified electrician whose opinion will control regarding electrical circuits and a qualified engineer or architect whose opinion will control regarding floor loads. Allowable ground floor load shall be 300 pounds per square foot.

         (c) Tenant may erect a 24-inch, non-illuminated, rigid foam, plexiglass-faced, individual letter sign stating its name, business, and product after first securing Landlord's written approval of the color, design, wording, and location, and all necessary governmental approvals. No signs shall be painted on the Building or exceed the height of the Building. All signs installed by Tenant shall be removed upon termination of this lease with the sign location restored to its former state.

         (d) Tenant shall make no alterations, additions, or improvements to the Premises or change the color of the exterior without Landlord's prior written consent and without a valid building permit issued by the appropriate governmental agency. Upon termination of this lease, any such alterations, additions, or improvements (including without limitation all electrical, lighting, plumbing, heating and air-conditioning equipment, doors, windows, partitions, drapery, carpeting, shelving, counters, and physically attached fixtures) shall at once become part of the realty and belong to Landlord unless the terms of the applicable consent provide otherwise, or Landlord requests that part or all of the additions, alterations, or improvements be removed. In such case, Tenant shall at its sole cost and expense promptly remove the specified additions, alterations, or improvements and repair and restore the Premises to its original condition.

         (e) Tenant shall, at its expense, comply with all applicable provisions of Title I of the Americans with Disabilities Act of 1990 ("the Act") related to its specific use of the Premises, and Landlord shall have no responsibility for compliance with the provisions of Title I of the Act. Landlord shall, at its expense, cause the Building to comply with, during the terms of this lease and any extensions thereof, applicable provisions of Title III of the Americans with Disabilities Act of 1990 which relate to architectural barriers and communication barriers which are structural in nature so long as such compliance is readily achievable, as the term readily achievable is defined in the Act.

    2.   SECURITY DEPOSIT.

         Tenant has deposited with Landlord the sum of $12,795.00, hereinafter referred to as "the Security Deposit," to secure the faithful performance by Tenant of each term, covenant, and condition of this lease. If Tenant shall at any time fail to make any payment or fail to keep or perform any term, covenant, and condition on its part to be made or performed or kept under this lease, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation under this lease, use, apply or retain the whole or any part of the Security Deposit (i) to the extent of any sum due to Landlord; or (ii) to make any required payment on Tenant's behalf; or (iii) to compensate Landlord for any loss, damage, attorneys' fees, or expense sustained by Landlord due to Tenant's default. In such event, Tenant shall, within 5 days of written demand by Landlord, remit to Landlord sufficient funds to restore the Security Deposit to its original sum; Tenant's failure to do so shall be a material breach of this lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. Should Tenant comply with all of the terms, covenants, and conditions of this lease, then the Security Deposit, less any sums owing to Landlord, shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interests hereunder) after a period of 12 months from occupancy of the Premises.

    3. UTILITY CHARGES; MAINTENANCE.

         (a) Tenant shall pay when due all charges for electricity, natural gas, water, garbage collection, janitorial service, sewer, and all other utilities of any kind furnished to the Premises during the lease term. If charges are not separately metered or stated, Landlord shall apportion the utility charges on a prorata per square foot basis. Landlord shall have no liability resulting from any interruption of utility services caused by fire or other casualty, strike, riot, vandalism, the making of necessary repairs or improvements, or any other cause beyond Landlord's reasonable control. Tenant shall control the temperature in the Premises to prevent freezing of any sprinkler system.

         (b) Landlord shall repair and maintain the roof, gutters, downspouts, exterior walls, building structure, foundation, exterior paved areas, and curbs of the Premises in good condition. Except for such obligations of Landlord, Tenant shall keep the Premises neatly maintained and in good order and repair. Tenant's responsibility shall include maintenance and repair of the electrical system, plumbing, drainpipes to sewers, air-conditioning and heating systems, overhead and personnel doors, and the replacement of all broken or cracked glass with glass of the same quality. Tenant shall refrain from any discharge that will damage the septic tank or sewers serving the Premises. It shall be Tenant's responsibility to utilize chair pads in all areas where chairs or other rolling equipment may damage floorcovering.

         (c) If the Premises have a separate entrance, Tenant shall keep the sidewalks abutting the Premises or the separate entrance free and clear of snow, ice, debris, and obstructions of every kind.

    4. TAXES, ASSESSMENTS, AND OPERATING EXPENSES.

         (a) In conjunction with monthly rent payments, Tenant shall each month pay a sum representing Tenant's proportionate share of real property taxes and operating expenses for the Premises. Such amount shall annually be estimated by Landlord in good faith to reflect actual or anticipated costs. Tenant's share of taxes and operating expenses shall not exceed 14 CENTS per square foot per month for the calendar year 1997. Upon termination of this lease or at periodic intervals during the term hereof, Landlord shall compute its actual costs for such expenses during such period. Any overpayment by Tenant shall be credited to Tenant against the next rental payment when due, and any deficiency shall be paid by Tenant within 15 days after receipt of Landlord's statement. Landlord's records of expenses for taxes and operating expenses may be inspected by Tenant at reasonable times and intervals. In the event Landlord's allocations are in error by an amount exceeding five percent (5%) of the correct allocations, Landlord shall pay Tenant's reasonable costs of conducting the inspection. Tenant may, at its option, and expense, challenge to the appropriate governmental agencies any tax assessments affecting Tenant's property and the allocation of taxes hereunder, and shall be entitled to its proportionate share of the refund resulting from a successful challenge made either by Tenant or Landlord. In the event Tenant's challenge of real estate taxes in an increased assessment, then Tenant shall be responsible for such increase.

         (b) Tenant's proportionate share of real property taxes shall mean that percentage of the total assessment affecting the Premises which is the same as the percentage which the rentable area of the Premises bears to the total rentable area of all buildings covered by the tax statement. Tenant's proportionate share share of operating expenses for the Building shall be computed by dividing the rentable area of the Premises by the total rentable area of the Building.

         (c) Real property taxes charged to Tenant hereunder shall include all general real property taxes assessed against the Premises or payable during the lease term, installment payments in Bancrofted special assessments, and any rent tax, tax on Landlord's interest under this lease, or any tax in lieu of the foregoing, whether or not any such tax is now in effect. Tenant shall not, however, be obligated to pay any tax based upon Landlord's net income.

         (d) Operating expenses charged to Tenant hereunder shall include all usual and necessary costs of operating and maintaining the Premises, Building, and any surrounding common areas including, but not limited to, the cost of all utilities or services not paid directly by Tenant, property insurance, property management, maintenance and repair of landscaping, parking areas, and any other common facilities. Operating expenses shall not include roof replacement or correction of structural deficiencies of the Building. Increases in operating expenses shall not exceed five percent (5%) annually on a cumulative basis.

   5.  PARKING AND STORAGE AREAS.

       (a) Tenant, its employees, and customers shall have the exclusive right to use 66 private parking spaces in the parking area serving the Premises. Tenant shall control the use of such parking spaces so that there will be no unreasonable interference with the normal traffic flow, and shall permit no parking on any landscaped or unpaved surface. Under no circumstances shall trucks serving the Premises be permitted to block streets.

       (b) Tenant shall not store any materials, supplies, or equipment outside in any unapproved or unscreened area. If Tenant erects any visual barriers for storage areas, Landlord shall have the right to approve the design and location. Trash and garbage receptacles shall be kept covered at all times.

   6.  TENANT'S INDEMNIFICATION; LIABILITY INSURANCE.

       (a) Tenant shall not allow any liens to attach to the Premises as a result of its activities. Tenant shall indemnify and defend Landlord from any claim, liability, damage, or loss arising out of any activity on the Premises by Tenant, its agents, or invitees or resulting from Tenant's failure to comply with any term of this lease.

       (b) Tenant shall carry general liability insurance on an occurrence basis with combined single limits of not less than $1,000,000. Such insurance shall be provided by an insurance carrier reasonably acceptable to Landlord and shall be evidenced by a certificate delivered to Landlord stating that the coverage will not be canceled or materially altered without 10 days' advance written notice to Landlord. Landlord shall be named as an additional insured on such policy.

   7.  PROPERTY DAMAGE; SUBROGATION WAIVER.

       (a) If fire or other casualty causes damage to the Building or the Premises in an amount exceeding 30 percent of the full construction-replacement cost of the Building or Premises, respectively, Landlord or Tenant may elect to terminate this lease as of the date of the damage by notice in writing to the other party within 30 days after such date. Otherwise, Landlord shall promptly repair the damage and restore the Premises to their former condition as soon as practicable. Rent shall be reduced during the period to the extent the Premises are not reasonably usable in Landlord's estimation for the use permitted by this lease because of such damage and required repairs.

       (b) Landlord shall be responsible for insuring the Building, and Tenant shall be responsible for insuring its personal property and trade fixtures located on the Premises.

       (c) Neither party shall be liable to the other for any loss or damage caused by water damage, sprinkler leakage, or any of the risks covered by a standard fire insurance policy with extended coverage and sprinkler leakage endorsements, and there shall be no subrogated claim by one party's insurance carrier against the other party arising out of any such loss.

   8.  CONDEMNATION.

       If a condemning authority takes the entire Premises or a portion sufficient to render the remainder unsuitable for Tenant's use, in Tenant's estimation, then either party may elect to terminate this lease effective on the date that title passes to the condemning authority. Otherwise, Landlord shall proceed as soon as practicable to restore the remaining Premises to a condition comparable to that existing at the time of the taking. Rent shall be abated during the period of restoration to the extent the Premises are not reasonably usable by Tenant, and rent shall be reduced for the remainder of the term in an amount equal to the reduction in rental value of the Premises caused by the taking. All condemnation proceeds shall belong to Landlord, except for any such proceeds awarded by the condemning authority for the value of the Tenant's improvements, moving expenses, and any other items of the award specifically associated with Tenant's occupancy.

   9.  ASSIGNMENT AND SUBLETTING.

       (a) Tenant shall not assign its interest under this lease nor sublet the Premises without first obtaining Landlord's consent in writing, which shall not be unreasonably withheld, subject to Paragraph 19(f) of this lease. This provision shall apply to all transfers by operation of law or through mergers and changes in control of Tenant. No assignment shall relieve Tenant of its obligation to pay rent or perform other obligations required by this lease and no one assignment or subletting shall be a consent to any further assignment or subletting. Provided, however, that Tenant may assign its interest to any party acquiring substantially all the assets of Tenant, or to an entity the majority of interest of which is owned by Tenant. In addition, any transfer of interest in the corporation by reason of transfers of the Stock of the corporation shall not be deemed to be a transfer requiring the consent of Landlord.

       (b) Subject to the above limitations on transfer of Tenant's interest, this lease shall bind and inure to the benefit of the parties, their respective heirs, successors, and assigns.

   10. DEFAULT.

       Any of the following shall constitute a default by Tenant under this lease:

       (a) Tenant's failure to pay rent or any other charge under this lease within 10 days after Landlord's written notice that a payment is due and unpaid, or failure to comply with any other term or condition within 30 days following written notice from Landlord specifying the noncompliance. If such noncompliance cannot be cured within the 30-day period, this provision shall be satisfied if Tenant commences correction within such period and thereafter proceeds in good faith and with reasonable diligence to effect compliance as soon as possible.

       (b) Tenant's insolvency; assignment for the benefit of its creditors; Tenant's voluntary petition in bankruptcy or adjudication as bankrupt, or the appointment of a receiver for Tenant's properties.

   11. REMEDIES FOR DEFAULT.

        In case of default as described in paragraph 10 above, Landlord shall have the right to the following remedies which are intended to be cumulative and in addition to any other remedies provided under applicable law:

       (a) Terminate this lease without relieving Tenant from its obligation to pay damages.

       (b) Retake possession of the Premises by summary proceedings or otherwise, in which case Tenant's liability to Landlord for damages shall survive the tenancy. Landlord may, after such retaking of possession, relet the Premises upon any reasonable terms. No such reletting shall be construed as an acceptance of a surrender of Tenant's leasehold interest.

       (c) Recover damages caused by Tenant's default which shall include reasonable attorneys' fees at trial and on any appeal therefrom. Landlord may sue periodically to recover damages as they occur throughout the lease term, and no action for accrued damages shall bar a later action for damages subsequently accruing. Landlord may elect in any one action to recover accrued damages plus damages attributable to the remaining term of the lease equal to the difference between the rent under this lease and the reasonable rental value of the Premises for the remainder of the term, discounted to the time of judgment at the rate of 6 percent per annum.

       (d) Make any payment or perform any obligation required of Tenant so as to cure Tenant's default, in which case Landlord shall be entitled to recover all amounts so expended from Tenant, plus interest at the rate of 10 percent per annum from the date of the expenditure.

   12. SURRENDER ON TERMINATION.

       (a) On expiration or early termination of this lease, Tenant shall deliver all keys to Landlord, have final utility readings made on the date of move out, and surrender the Premises clean and free of debris inside and out, with all mechanical, electrical, and plumbing systems in good operating condition, all signing removed and defacement corrected, and all repairs called for under this lease completed. The Premises shall be delivered in the same condition as at the commencement of the term, subject only to depreciation and wear from ordinary use. Tenant shall remove all of its furnishings and trade fixtures that remain its property and restore all damage resulting from such removal. Failure to remove said property shall be an abandonment of same, and Landlord may dispose of it in any manner without liability.

       (b) If Tenant fails to vacate the Premises when required, including failure to remove all its personal property, Landlord may elect either: (i) to treat Tenant as a tenant from month to month, subject to all provisions of this lease except the provision for term and at a base rental of 115 percent of that specified in this lease; or (ii) to eject Tenant from the Premises and recover damages caused by wrongful holdover. Notwithstanding, Tenant shall have the right to hold over for a period of not more than three (3) months following expiration of the initial lease term at a base rental not to exceed 115% of the last month's rent.

   13. LANDLORD'S LIABILITY.

       (a) Landlord warrants that so long as Tenant complies with all terms of this lease it shall be entitled to peaceable and undisturbed possession of the Premises free from any eviction or disturbance by Landlord or persons claiming through Landlord.

       (b) All persons dealing with Pacific Realty Associates, L.P. ("Partnership") must look solely to the property and assets of Partnership for the payment of any claim against Partnership or for the performance of any obligation of Partnership as neither the general partner, limited partners, employees, nor agents of Partnership assume any personal liability for obligations entered into on behalf of Partnership (or its predecessors in interest) and their respective properties shall not be subject to the claims of any person in respect of any such liability or obligation. As used herein, the words "property and assets of partnership" exclude any rights of Partnership for the payment of capital contributions or other obligations to it by the general partner or any limited partner in such capacity.

   14. MORTGAGE OR SALE BY LANDLORD; ESTOPPEL CERTIFICATES.

       (a) This lease is and shall be prior to any mortgage or deed of trust ("Encumbrance") recorded after the date of this lease and affecting the Building and the land upon which the Building is located. However, if any lender holding an Encumbrance secured by the Building and the land underlying the Building requires that this lease be subordinate to the Encumbrance, then Tenant agrees that this lease shall be subordinate to the Encumbrance if the holder thereof agrees in writing with Tenant that so long as Tenant performs its obligations under this lease no foreclosure, deed given in lieu of the foreclosure, or sale pursuant to the terms of the Encumbrance, or other steps or procedures taken under the Encumbrance shall affect Tenant's rights under this lease. If the foregoing condition is met, Tenant shall execute the written agreement and any other documents required by the holder of the Encumbrance to accomplish the purposes of this paragraph.

       (b) If the Building is sold as a result of foreclosure of any Encumbrance thereon or otherwise transferred by Landlord or any successor, Tenant shall attorn to the purchaser or transferee.

       (c) Either party shall within 20 days after notice from the other execute and deliver to the other party a certificate stating whether or not this lease has been modified and is in full force and effect and specifying any modifications or alleged breaches by the other party. The certificate shall also state the amount of monthly base rent, the dates to which rent has been paid in advance, and the amount of any security deposit or prepaid rent. Failure to deliver the certificate within the specified time shall be conclusive upon the party of whom the certificate was requested that the lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate.

   15. DISPUTES -- ATTORNEYS' FEES.

       In the event of any litigation arising out of this lease, the prevailing party shall be entitled to recover from the other party, in addition to all other relief provided by law or judgement, its reasonable costs and attorneys' fees incurred both at and in preparation for trial and any appeal or review, such amount to be as determined by the court(s) before which the matter is heard. Disputes between the parties which are to be litigated shall be tried before a judge without a jury.

   16. SEVERABILITY.

       If any provision of this lease is held to be invalid, unenforceable or illegal the remaining provisions shall not be affected and shall be enforced to the fullest extent permitted by law.

   17. INTEREST AND LATE CHARGES.

       Rent not paid within 10 days of when due shall bear interest from the date due until paid at the rate of 10 percent per annum. Landlord may at its option impose a late charge of $.05 for each $1.00 of rent for rent payments made more than 10 days late in addition to interest and other remedies available for default.

   18. GENERAL PROVISIONS.

       (a) Waiver by either party of strict performance of any provision of this lease shall not be a waiver of nor prejudice the party's right otherwise to require performance of the same provision or any other provision.

       (b) Subject to the limitations on transfer of Tenant's interest, this lease shall bind and inure to the benefit of the parties, their respective heirs, successors, and assigns.

       (c) Landlord shall have the right to enter upon the Premises with reasonable prior notice (except in the case of an emergency) to determine Tenant's compliance with this lease, to make necessary repairs to the Building or the Premises, or to show the Premises to any prospective tenant or purchasers. During the last two months of the term, Landlord may place and maintain upon the Premises notices for leasing or sale of the Premises.

       (d) If this lease commences or terminates at a time other than the beginning or end of one of the specified rental periods, then the rent (including Tenant's share of real property taxes, if any) shall be prorated as of such date, and in the event of termination for reasons other than default all prepaid rent shall be refunded to Tenant or paid on its account.

       (e) Notices between the parties relating to this lease shall be in writing, effective when delivered, or if mailed, effective on the second day following mailing, postage prepaid, to the address for the party stated in this lease or to such other address as either party may specify by notice to the other. Rent shall be payable to Landlord at the same address and in the same manner.

   19. ENVIRONMENTAL.

       (a) DEFINITIONS. The term "Environmental Law" shall mean any federal, state or local statute, regulation or ordinance or any judicial or other governmental order pertaining to the protection of health, safety or the environment. The term "Hazardous Substance" shall mean any hazardous, toxic, infectious or radioactive substance, waste and material as defined or listed by any Environmental Law and shall include, without limitation, petroleum oil and its fractions.

       (b) USE OF HAZARDOUS SUBSTANCES. Tenant shall not cause or permit any Hazardous Substance to be spilled, leaked, disposed of or otherwise released on or under the Premises. Tenant may use and sell on the Premises only those Hazardous Substances typically used and sold in the prudent and safe operation of the business permitted by Section 1 of this lease. Tenant may store such Hazardous Substances on the Premises, but only in quantities necessary to satisfy Tenant's reasonably anticipated needs. Tenant shall comply with all Environmental Laws and exercise the highest degree of care in the use, handling and storage of Hazardous Substances and shall take all practicable measures to minimize the quantity and toxicity of Hazardous Substances used, handled or stored on the Premises.

       (c) NOTICES. Tenant shall immediately notify Landlord upon becoming aware of the following: (a) any spill, leak, disposal or other release of a Hazardous Substance on, under or adjacent to the Premises; (b) any notice or communication from a governmental agency or any other person relating to any Hazardous Substance on, under or adjacent to the Premises; or (c) any violation of any Environmental Law with respect to the Premises or Tenant's activities on or in connection with the Premises.

       (d) SPILLS AND RELEASES. In the event of a spill, leak, disposal or other release of a Hazardous Substance on or under the Premises caused by Tenant or any of its contractors, agents or employees or invitees, or the suspicion or threat of the same, Tenant shall (i) immediately undertake all emergency response necessary to contain, cleanup and remove the released Hazardous Substance, (ii) promptly undertake all investigatory, remedial, removal and other response action necessary or appropriate to ensure that any Hazardous Substances contamination is eliminated to Landlord's reasonable satisfaction, and (iii) provide Landlord copies of all correspondence with any governmental agency regarding the release (or threatened or suspected release) or the response action, a detailed report documenting all such response action, and a certification that any contamination has been eliminated. All such response action shall be performed, all such reports shall be prepared and all such certifications shall be made by an environmental consultant reasonably acceptable to Landlord.

       (e) CONDITION UPON TERMINATION. Upon expiration of this lease or sooner termination of this lease for any reason, Tenant shall remove all Hazardous Substances and facilities used for the storage or handling of Hazardous Substances from the Premises and restore the affected areas by repairing any damage caused by the installation or removal of the facilities. Following such removal, Tenant shall certify in writing to Landlord that all such removal is complete. The foregoing obligation shall not apply to any pre-existing contamination.

       (f) ASSIGNMENT AND SUBLETTING. Notwithstanding the provisions of paragraph 9 of this lease, it shall not be unreasonable for Landlord to withhold its consent to any assignment, sublease or other transfer of the Tenant's interest in this lease if a proposed transferee's anticipated use of the Premises involves the generation, storage, use, sale, treatment, release or disposal of any Hazardous Substance.

       (g) INDEMNITY.

           (i) BY TENANT. Tenant shall indemnify, defend and hold harmless Landlord, its employees and agents, any persons holding a security interest in the Premises, and the respective successors and assigns of each of them from and against any and all claims, demands, liabilities, damages, fines, losses, costs (including without limitation the cost of any investigation, remedial, removal or other response action required by Environmental Law) and expenses (including without limitation attorney's fees and expert fees in connection with any trial, appeal, petition for review or administrative proceeding) arising out of or in any way relating to the use, treatment, storage, generation, transport, release, leak, spill, disposal or other handling of Hazardous Substances on the Premises by Tenant or any of its contractors, agents or employees or invitees. Tenant's obligations under this section shall survive the expiration or termination of this lease for any reason. Landlord's rights under this section are in addition to and not in lieu of any other rights or remedies to which Landlord may be entitled under this agreement or otherwise.

         (ii) BY LANDLORD. Landlord shall indemnify, defend and hold harmless Tenant and its employees and agents and the respective successors and assigns of each of them from and against any and all claims, demands, liabilities, damages, fines, losses, costs (including without limitation the cost of any investigation, remedial, removal or other response action required by Environmental Law) and expenses (including without limitation attorneys' fees and expert fees in connection with any trial, appeal, petition for review or administrative proceeding) arising out of or in any way relating to the actual or alleged use, treatment, storage, generation, transport, release, leak, spill, disposal or other handling of Hazardous Substances on the Premises by Landlord, or any of its contractors, agents or employees or by Landlord's previous tenants of the Premises. Landlord's obligations under this section shall survive the expiration or termination of this lease for any reason. Tenant's rights under this section are in addition to and not in lieu of any other rights or remedies to which Tenant may be entitled under this Agreement or otherwise.

     20.  RENEWAL OPTION.

          If not then in default, Tenant shall have the option to renew this lease for one additional five-year term immediately following expiration of the initial lease term by giving Landlord 180 days' advance written notice of its intent to extend. All provisions of this lease shall apply during the extended term, except that rent for the renewal period shall be an amount determined on a fair market value basis and agreed upon by parties at least 90 days prior to commencement of the renewal period, but in no case less than that of the preceding term.

     21.  RIGHT OF FIRST NOTICE.

          Landlord shall notify Tenant of the availability of adjacent space within the Building. Tenant shall have ten (10) business days after such notification to decide whether or not it wishes to exercise its right to take such space. If Tenant does not so exercise, Landlord will have the unrestricted right to lease such space to others.

     22.  SIGNAGE.

          Tenant may install monument and/or building signage, subject to mutually acceptable size and location.

     23.  TENANT IMPROVEMENTS.

          Landlord shall provide Tenant with a tenant improvement allowance of $392,825.00 ($23.64 per square foot). Said improvements shall be constructed by Landlord's contractor in accordance with the plans and specifications attached hereto as Exhibit C and D and are subject to applicable building codes as interpreted by the City of Hillsboro. Any unspent tenant improvement dollars shall be credited against the initial month's rent. Any additional tenant improvements up to $3.00 per square foot shall be amortized at eleven percent (11%) interest over the term of this lease.

     24.  EXISTING LEASE OBLIGATION.

          At the commencement of this lease, Tenant's total existing lease obligation to Forum Properties will total $50,984.50 (the "Existing Space"). Any leasing activity with regard to the Existing Space that reduces Tenant's lease obligation below $40,000.00 shall be credited to Landlord. Notwithstanding, Landlord's reimbursement to Tenant shall not be less than $20,000.00.

         IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this lease as of the day and year first written above.


PACIFIC REALTY ASSOCIATES, L.P.,                    THRUSTMASTER, INC.,
A DELAWARE LIMITED PARTNERSHIP                      AN OREGON CORPORATION

BY PACTRUST REALTY, INC., A DELAWARE
   CORPORATION, ITS GENERAL PARTNER


   By /s/ Sam K. Briggs                             By    /s/ Kent E. Koski
     --------------------------------                     ---------------------
     Sam K. Briggs                                  Name  Kent E. Koski
     Marketing Director                                   ---------------------
                                                    Title VP-Finance
                                                          ---------------------


                                                    By
                                                          ---------------------
                                                    Name
                                                          ---------------------
                                                    Title
                                                          ---------------------


ADDRESS FOR NOTICES/RENT PAYMENTS TO LANDLORD:      Address for Legal Notices
15350 S.W. Sequoia Parkway, Suite 300               to Tenant:
Portland, Oregon 97224
                                                    ---------------------------
                                                    ---------------------------
                                                    ---------------------------

                                                    Address for invoices to
                                                    Tenant:

                                                    ---------------------------
                                                    ---------------------------
                                                    ---------------------------

                                   EXHIBIT A

                                     [MAP]

                                   EXHIBIT B

                                  [FLOOR PLAN]

                                   EXHIBIT C

                                  [FLOOR PLAN]

                                   EXHIBIT D

                               THRUSTMASTER, INC.
                       BUILDING D, EVERGREEN BUSINESS PARK

                       TENANT IMPROVEMENT SPECIFICATIONS

                                 MARCH 13, 1996


GENERAL

The cost of standard tenant improvement work described below shall be covered under the tenant improvement allowance.

ARCHITECTURE AND ENGINEERING: Architecture and engineering required to obtain a building permit are included for standard office and warehouse occupancy classifications.

PERMITS/FEES: Building permits, plan check fees, fire and life safety review charges, sewer connection fees and SDC's, and traffic impact fees are included for the "manufacturing" occupancy classification.

EXCLUSIONS: Items noted as "excluded" are items which Landlord will consider for inclusion but are not included in a typical improvement and do not generally fit within a "building standard" tenant improvement allowance.


EXTERIOR AND BUILDING SHELL

EXTERIOR: Modifications to sitework and exterior building shell to accommodate unusual tenant needs are excluded. This would include patios; equipment pads; noise or special visual screening; modifications to exterior building walls, windows, or doors; and upgrading of electrical, storm sewer or sanitary sewer systems. Exterior fencing is excluded.

TENANT ENTRIES AND MAN-DOORS: Tenant entry shall include a single storefront door in the aluminum storefront system. Exit doors shall be provided per code requirements. Exterior man-doors into warehouse areas shall be 3' x 7' hollow metal with Schlage "D" series lever locks. Special access systems, card lock entries, and unusual hardware items are excluded.

OVERHEAD DOORS: Exterior overhead doors shall be uninsulated steel sectional type, manually operated, vertical or high lift configuration.

ELECTRICAL: Building shell electrical system includes the main electrical service (1200 Amp, 277/480 Volt, 3-phase) to be shared by building tenants and "house" panels for exterior lighting and common area power requirements. Tenant improvement electrical service includes distribution of power from the main building service to tenant subpanels and the addition of any tenant subpanels within the tenant space. Generators and UPS systems are excluded.


WAREHOUSE AREAS

DEMISING WALLS: Demising walls shall extend from floor level to the underside of the building roof structure. Demising walls in buildings with clear height less than 18 feet shall be constructed using metal studs with 5/8" sheetrock each side. Fiberglass batt insulation shall be provided in metal stud demising walls from floor to 9 feet high.

Demising walls in 18' to 24' clear height buildings shall be constructed using wood studs spaced approximately 4 feet on center and a single layer of 5/8" plywood connected to studs with wood "stops". Wood demising walls are uninsulated.

EXTERIOR WALLS: Exterior walls within warehouse areas shall remain unpainted, exposed concrete. Insulation for exterior walls within warehouse areas is excluded.

CEILINGS/ROOF STRUCTURE: Finished ceilings within warehouse areas are excluded. Roof structure is insulated with R-19 insulation and shall remain exposed. Painting of roof structure and supporting elements is excluded.

FLOORING:  Warehouse floor shall be exposed, sealed concrete.

PLUMBING: Special plumbing such as process water and waste systems are excluded under standard tenant improvements.

FIRE PROTECTION: Building shell fire protection includes service to the building and overhead sprinkler piping and heads. Upgrading of fire protection systems for special hazard uses, rack sprinkling, and hose stations are excluded. Modifications to the overhead system shall be provided if required to accommodate demising wall layout.

H.V.A.C.: Gas fired unit heaters shall provide heating in warehouse areas for freeze protection of overhead water piping only. Special production area H.V.A.C. and special structural supports for mechanical equipment are excluded.

ELECTRICAL: Warehouse lighting shall be provided using fluorescent fixtures to approximately 10 - 15 foot-candles measured 30" above floor; warehouse lights to be switched from a location near the office. Except for unit heater connections and a single duplex outlet near tenant's phone board, power connections and outlets within warehouse areas are excluded.

IMPROVED OFFICE AREAS

CONCRETE: Existing concrete slab on grade shall be sawcut, removed, and poured back for underslab utilities as necessary.

EXTERIOR WALLS: Exterior concrete walls within improved office areas shall receive metal stud furring, insulation, and 5/8" smooth finished sheetrock. Exterior framed walls within improved office areas shall receive thermal insulation and 5/8" smooth finished sheetrock from floor to 9 feet high.

OFFICE/WAREHOUSE SEPARATION WALLS: Walls separating improved office areas and warehouse shall extend from floor level to 12 feet above floor. Such walls shall be constructed using metal studs, fiberglass batt insulation from floor to 9 feet high, and 5/8" sheetrock each side. Sheetrock shall extend from floor to top of framing on the office side of the wall.

INTERIOR PARTITIONS: Interior partitions shall extend from floor level to the underside of ceiling grid. Interior partitions shall be constructed using 3-1/2" metal studs at 24" on center and 5/8" smooth finished sheetrock each side. Batt insulation shall be provided in walls surrounding toilet and conference rooms.

INTERIOR DOORS: Interior doors shall be nominal 3'-0" by 7'0" solid core oak with light Watco finish ("Building Standard Finish") in Timely door frames, factory pre-painted in standard off-white color ("Building Standard Frame"). Door hardware to include 1-1/2 pair butts, Schlage "AL" series lever latch, and wall stop for each door. Door hardware finish to be polished chrome.

FOLDING PARTITION:  Folding partitions are excluded in Building D.

RELITES: Relites are excluded for standard tenant improvements. When used, relites shall include 1/4" tempered glass in Building Standard Frame.

CABINETS AND MILLWORK: Plastic laminate covered countertops shall be provided with counter-mounted lavatories in each toilet room. Cabinets to be constructed to A.W.I. standards with plastic laminate covered tops, fronts, and sides. Cabinet interiors shall be constructed of melamine or standard low pressure laminate on particle board substrate. Concealed hinges, heavy-duty drawer hardware, and wire pulls shall be included for all drawers or doors. One 4' by 4' plywood mounting board is included for tenant's phone equipment. Cabinets other than those listed above, wall paneling, wood base, shelving, and other special millwork items are excluded.

ACOUSTICAL CEILINGS: Acoustical ceiling to be 2' by 2' tegular edge ceiling tile (Armstrong Minatone #705 Fissured) in standard suspended grid. Ceiling height to be approximately 9 feet.

FLOOR COVERINGS: Floor covering colors shall be selected by Tenant from Landlord's standard finish options. Carpet shall be cut pile or loop as selected by Tenant. Cut pile carpet shall be installed on carpet pad. VCT shall be installed in lunch rooms, copy rooms, storage rooms, and other appropriate locations. Sheet vinyl flooring shall be provided in toilet rooms. Rubber base shall be 4" high in continuous lengths. 6" high rubber base shall be used in toilet rooms. Coved base to be used in areas with resilient flooring; flat base to be used in carpeted areas. Quarry or ceramic tiles, wood flooring, raised computer floors, and other special floor finishes are excluded.

PAINTING AND WALL COVERING: All interior walls in improved office areas shall receive primer and two coats of finish paint. Paint color is to be selected from Landlord's standard color options. Plastic laminate wainscot shall be provided on "wet" walls within toilet rooms. Vinyl, fabric, and other wall coverings are excluded.

WINDOW COVERINGS: Exterior windows shall be covered with vertical blinds (solid plastic slats), in building standard color.

APPLIANCES: Appliances such as dishwashers, refrigerators, garbage disposers, and microwave ovens; and vending machines, coffee makers or other similar equipment are excluded.

FURNITURE AND ACCESSORIES: Toilet room accessories include one toilet paper holder and one seat cover dispenser for each water closet, one paper towel dispenser for each toilet room, and grab bars where required by code. All toilet accessories shall be surface mounted units. One counter mounted soap dispenser shall be provided for each toilet room lavatory. Furniture, coat hooks, desk partitions, tack boards, white boards, projection screens, fire extinguishers and cabinets, lockers, and other miscellaneous accessories are excluded.

PLUMBING: Plumbing shall be provided within the tenant area to serve necessary toilet facilities, a Lunch Room sink, and drinking fountain if required by code. Special plumbing work such as showers and vending machine connections are excluded.

FIRE PROTECTION: Existing overhead fire protection system shall be modified as required for tenant improvement ceiling and wall layout. Fire protection work includes the addition of "drops" to ceilings and chrome, semi-recessed sprinkler heads.

H.V.A.C.: Roof-top gas/electric packaged HVAC units shall provide heating and cooling to finished office areas. Typical office cooling to be approximately 400 square feet per ton. Maximum roof top unit size to be 7.5 ton. Each zone to be thermostatically controlled. Special production or clean room H.V.A.C., special computer room mechanical work, and special structural support of mechanical equipment are excluded. Ceiling mounted or roof-top mounted (Landlord's option) exhaust fans shall be provided for toilet room locations.

                                    LEASE

ELECTRICAL: Office area electrical work includes furnishing and installation of lighting, power outlets, mud rings with pull strings for phone/data locations, and power connections to HVAC equipment. Electrical devices to be intermediate grade with wiring systems to meet code. Generators and UPS systems are excluded.

Office lighting shall be provided using 2' by 4' florescence light fixtures with standard acrylic lenses. Wattage available for lighting for each tenant space is governed by the Oregon Energy Code.

Current (**) limitations are as follows:

     Under 1,000 square feet -         2 watts per square foot

     1,000 - 5,999 square feet -       2,000 watts plus 1.6 watts per
                                       square foot for area over 1,000
                                       square feet

     6,000 square feet and up -        10,000 watts plus 1.2 watts per
                                       square foot for area over 6,000
                                       square feet

** NOTE: AS OF 1996, ENERGY CODE REQUIREMENTS ARE UNDER REVISION AND WILL
         BE MORE RESTRICTIVE THAN LISTED LIMITATIONS.

Special architectural lighting (track lighting, spot lighting, down lights, wall sconces, etc.) is excluded. Dual level light switching is excluded. Lighting lamps, ballasts, and controls shall meet electrical energy consumption code requirements.

Power supply for Tenant desk partitions to be provided at wall, floor, or power pole locations only; connection to Tenant's power poles or partition system and wiring within desk partitions are excluded. Mud rings with pull strings to the area above ceiling shall be provided 1 each per 240 square feet of improved office area for Tenant installed telephone and data wiring. Cover plates and receptacles for telephone and data wiring and unused mud rings shall be provided by the Tenant's phone or data wiring vendor.

Special electrical shall include the following items only:

1. Open Office Areas: One (1) above ceiling electrical supply location for Tenant's power poles to supply four (4) workstations. Power poles to be supplied by Tenant.
2.  Work Copy Area: One (1) fax, duplex every 8 feet on center.
3.  Coffee Areas: Two (2) duplex above countertop.
4.  Rest Rooms: One (1) G.F.I. each room.
5.  Conference Rooms: Three (3) duplex, one (1) phone/data each room.
6.  Board Room: Four (4) duplex, one (1) phone data.
7.  Reception Area: Three (3) duplex, two (2) fax, one (1) phone/data.
8.  File Storage: Three (3) duplex.
9.  Drinking Fountains: Dedicated duplex.

10.  Prototype: One (1) duplex every 8 feet, and two (2) 220 volt.
11.  Data Room: Two (2) four-plex outlets and two (2) phone/data.
12. Machine Shop: 110 volt outlets every 8 feet along perimeter walls; one (1) 110 volt dedicated outlet for computer; two (2) 208-220, 3-phase, 30 amp outlets; two (2) 208-220, 3-phase,
     20 amp outlets.

FIRE ALARM: Fire Alarm and smoke detection systems shall be provided if required by the local governing jurisdictions.

SECURITY SYSTEMS:  Security systems are excluded.

TELEPHONE AND COMPUTER SYSTEMS: Telephone, data, and computer system equipment and wiring are excluded. Tenant phone equipment shall be provided by tenant and located within the tenant area.

                                  LEASE


DATED:     March 13, 1996

BETWEEN:   PACIFIC REALTY ASSOCIATES, L.P.,
           a Delaware limited partnership                            LANDLORD

AND:       THRUSTMASTER, INC.,
           an Oregon corporation                                     TENANT


     Tenant wishes to lease from Landlord the following described property, hereinafter referred to as "the Premises":

     Approximately 22,551 square feet of warehouse and office space located in Building E, Evergreen Business Park, 7205 N.W. Evergreen Parkway, Suite 900, Hillsboro, Oregon 97124 and as further described on the attached Exhibits A, B, C and D.

     If the Premises consist of a portion but not all of a building, the building housing the Premises is hereinafter referred to as "the Building."

     Landlord leases the Premises to Tenant for a term of 86 months commencing August 1, 1996 and continuing through September 30, 2003. No base rent shall be due for the first two (2) months of the lease term, but Tenant shall be obligated to pay for all other charges, taxes and expenses to be paid to Landlord specified in paragraphs 3 and 4 of this lease. Base rent shall be according to the following schedule:

                                                         Base Rent
     Period                                              Per Month
     ------                                              ----------
     August 1, 1996 through September 30, 1996           $     0.00
     October 1, 1996 through September 30, 2001          $11,720.00
     October 1, 2001 through September 30, 2003          $12,895.00

Rent for the month of October 1996, shall be paid on October 1, 1996. All rent, including base rent together with the charges, taxes and expenses to be paid to Landlord specified in paragraphs 3 and 4 of this lease, is payable in advance on the first day of each calendar month. If Landlord consents, Tenant may occupy the Premises prior to such commencement date upon payment of rent on a prorated basis and compliance with all terms of this lease.

     Delivery of possession shall occur when the Premises are occupied by Tenant or are ready to be occupied by Tenant with all work to be performed by Landlord substantially completed. No notice shall be required from Landlord if the Premises are ready on the date set for commencement of the term or on the first business day thereafter. If Landlord is unable to deliver possession of the Premises to Tenant because of strikes, acts of God, or any other cause beyond Landlord's control, then Tenant may take possession when Landlord notifies Tenant that the Premises are ready for possession, and the term of this lease shall commence on the first day of the first month following such date and continue for the specified number of months thereafter, notwithstanding the commencement and termination dates stated above. Tenant shall owe no rent until the Premises are ready for possession. Landlord shall have no liability for such delays in delivery of possession, and neither party shall have the right to terminate except that Landlord may cancel this lease without liability if permission to construct, use, or furnish necessary utilities to the Premises is denied or revoked by any governmental agency or public utility with such authority.

     This lease is subject to the following additional terms to which the parties agree:

     1.  USE OF THE PREMISES.

         (a) Tenant shall use the Premises only for the purpose of conducting the following business:

              General office, production and warehousing.

If such use is prevented by any law or governmental regulation, Tenant may use the Premises for other reasonable uses.

         (b) In connection with its use, Tenant shall, at its expense, comply with all applicable laws, ordinances, and regulations of any public authority, including those requiring alteration of the Premises because of Tenant's specific use; shall create no nuisance nor allow any objectionable liquid, odor, or noise to be emitted from the Premises; shall store no gasoline or other highly combustible materials on the Premises which would violate any applicable fire code or regulation nor conduct any operation that will increase Landlord's fire insurance rates for the Premises; and shall not overload the floors or electrical circuits of the Premises. Landlord shall have the right to approve the installation of any power-driven machinery by Tenant and may select a qualified electrician whose opinion will control regarding electrical circuits and a qualified engineer or architect whose opinion will control regarding floor loads. Allowable ground floor load shall be 300 pounds per square foot.

         (c) Tenant may erect a 24-inch, non-illuminated, rigid foam, plexiglass-faced, individual letter sign stating its name, business, and product after first securing Landlord's written approval of the color, design, wording, and location, and all necessary governmental approvals. No signs shall be painted on the Building or exceed the height of the Building. All signs installed by Tenant shall be removed upon termination of this lease with the sign location restored to its former state.

         (d) Tenant shall make no alterations, additions, or improvements to the Premises or change the color of the exterior without Landlord's prior written consent and without a valid building permit issued by the appropriate governmental agency. Upon termination of this lease, any such alterations, additions, or improvements (including without limitation all electrical, lighting, plumbing, heating and air-conditioning equipment, doors, windows, partitions, drapery, carpeting, shelving, counters, and physically attached fixtures) shall at once become part of the realty and belong to Landlord unless the terms of the applicable consent provide otherwise, or Landlord requests that part or all of the additions, alterations, or improvements be removed. In such case, Tenant shall at its sole cost and expense promptly remove the specified additions, alterations, or improvements and repair and restore the Premises to its original condition.

         (e) Tenant shall, at its expense, comply with all applicable provisions of Title I of the Americans with Disabilities Act of 1990 ("the Act") related to its specific use of the Premises, and Landlord shall have no responsibility for compliance with the provisions of Title I of the Act. Landlord shall, at its expense, cause the Building to comply with, during the term of this lease and any extensions thereof, applicable provisions of Title III of the Americans with Disabilities Act of 1990 which relate to architectural barriers and communication barriers which are structural in nature so long as such compliance is readily achievable, as the term readily achievable is defined in the Act.

    2.  SECURITY DEPOSIT.

        Tenant has deposited with Landlord the sum of $12,895.00, hereinafter referred to as "the Security Deposit," to secure the faithful performance by Tenant of each term, covenant, and condition of this lease. If Tenant shall at any time fail to make any payment or fail to keep or perform any term, covenant, and condition on its part to be made or performed or kept under this lease, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation under this lease, use, apply or retain the whole or any part of the Security Deposit (i) to the extent of any sum due to Landlord; or (ii) to make any required payment on Tenant's behalf; or (iii) to compensate Landlord for any loss, damage, attorneys' fees, or expense sustained by Landlord due to Tenant's default. In such event, Tenant shall, within 5 days of written demand by Landlord, remit to Landlord sufficient funds to restore the Security Deposit to its original sum; Tenant's failure to do so shall be a material breach of this lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. Should Tenant comply with all of the terms, covenants, and conditions of this lease, then the Security Deposit, less any sums owing to Landlord, shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interests hereunder) after a period of 12 months from occupancy of the Premises.

     3.  UTILITY CHARGES; MAINTENANCE.

         (a) Tenant shall pay when due all charges for electricity, natural gas, water, garbage collection, janitorial service, sewer, and all other utilities of any kind furnished to the Premises during the lease term. If charges are not separately metered or stated, Landlord shall apportion the utility charges on a prorata per square foot basis. Landlord shall have no liability resulting from any interruption of utility services caused by fire or other casualty, strike, riot, vandalism, the making of necessary repairs or improvements, or any other cause beyond Landlord's reasonable control. Tenant shall control the temperature in the Premises to prevent freezing of any sprinkler system.

         (b) Landlord shall repair and maintain the roof, gutters, downspouts, exterior walls, building structure, foundation, exterior paved areas, and curbs of the Premises in good condition. Except for such obligations of Landlord, Tenant shall keep the Premises neatly maintained and in good order and repair. Tenant's responsibility shall include maintenance and repair of the electrical system, plumbing, drainpipes to sewers, air-conditioning and heating systems, overhead and personnel doors, and the replacement of all broken or cracked glass with glass of the same quality. Tenant shall refrain from any discharge that will damage the septic tank or sewers serving the Premises. It shall be Tenant's responsibility to utilize chair pads in all areas where chairs or other rolling equipment may damage floorcovering.

         (c) If the Premises have a separate entrance, Tenant shall keep the sidewalks abutting the Premises or the separate entrance free and clear of snow, ice, debris, and obstructions of every kind.

     4.  TAXES, ASSESSMENTS, AND OPERATING EXPENSES.

         (a) In conjunction with monthly rent payments, Tenant shall each month pay a sum representing Tenant's proportionate share of real property taxes and operating expenses for the Premises. Such amount shall annually be estimated by Landlord in good faith to reflect actual or anticipated costs. Tenant's share of taxes and operating expenses shall not exceed 14 Cents per square foot per month for the calendar year 1997. Upon termination of this lease or at periodic intervals during the term hereof, Landlord shall compute its actual costs for such expenses during such period. Any overpayment by Tenant shall be credited to Tenant against the next rental payment when due, and any deficiency shall be paid by Tenant within 15 days after receipt of Landlord's statement. Landlord's records of expenses for taxes and operating expenses may be inspected by Tenant at reasonable times and intervals. In the event Landlord's allocations are in error by an amount exceeding five percent (5%) of the correct allocations, Landlord shall pay Tenant's reasonable costs of conducting the inspection. Tenant may, at its option, and expense, challenge to the appropriate governmental agencies any tax assessments affecting Tenant's property and the allocation of taxes hereunder, and shall be entitled to its proportionate share of the refund resulting from a successful challenge made either by Tenant or Landlord. In the event Tenant's challenge of real estate taxes results in an increased assessment, then Tenant shall be responsible for such increase.

         (b) Tenant's proportionate share of real property taxes shall mean that percentage of the total assessment affecting the Premises which is the same as the percentage which the rentable area of the Premises bears to the total rentable area of all buildings covered by the tax statement. Tenant's proportionate share of operating expenses for the Building shall be computed by dividing the rentable area of the Premises by the total rentable area of the Building.

         (c) Real property taxes charged to Tenant hereunder shall include all general real property taxes assessed against the Premises or payable during the lease term, installment payments on Bancrofted special assessments, and any rent tax, tax on Landlord's interest under this lease, or any tax in lieu of the foregoing, whether or not any such tax is now in effect. Tenant shall not, however, be obligated to pay any tax based upon Landlord's net income.

         (d) Operating expenses charged to Tenant hereunder shall include all usual and necessary costs of operating and maintaining the Premises, Building, and any surrounding common areas including, but not limited to, the cost of all utilities or services not paid directly by Tenant, property insurance, property management, maintenance and repair of landscaping, parking areas, and any other common facilities. Operating expenses shall not include roof replacement or correction of structural deficiencies of the Building. Increases in operating expenses shall not exceed five percent (5%) annually on a cumulative basis.

     5.  PARKING AND STORAGE AREAS.

         (a) Tenant, its employees, and customers shall have the exclusive right to use 47 private parking spaces in the parking area serving the Premises. Tenant shall control the use of such parking spaces so that there will be no unreasonable interference with the normal traffic flow, and shall permit no parking on any landscaped or unpaved surface. Under no circumstances shall trucks serving the Premises be permitted to block streets.

         (b) Tenant shall not store any materials, supplies, or equipment outside in any unapproved or unscreened area. If Tenant erects any visual barriers for storage areas, Landlord shall have the right to approve the design and location. Trash and garbage receptacles shall be kept covered at all times.

     6.  TENANT'S INDEMNIFICATION; LIABILITY INSURANCE.

         (a) Tenant shall not allow any liens to attach to the Premises as a result of its activities. Tenant shall indemnify and defend Landlord from any claim, liability, damage, or loss arising out of any activity on the Premises by Tenant, its agents, or invitees or resulting from Tenant's failure to comply with any term of this lease.

         (b) Tenant shall carry general liability insurance on an occurrence basis with combined single limits of not less than $1,000,000. Such insurance shall be provided by an insurance carrier reasonably acceptable to Landlord and shall be evidenced by a certificate delivered to Landlord stating that the coverage will not be canceled or materially altered without 10 days' advance written notice to Landlord. Landlord shall be named as an additional insured on such policy.

     7.  PROPERTY DAMAGE; SUBROGATION WAIVER.

         (a) If fire or other casualty causes damage to the Building or the Premises in an amount exceeding 30 percent of the full construction-replacement cost of the Building or Premises, respectively, Landlord or Tenant may elect to terminate this lease as of the date of the damage by notice in writing to the other party within 30 days after such date. Otherwise, Landlord shall promptly repair the damage and restore the Premises to their former condition as soon as practicable. Rent shall be reduced during the period to the extent the Premises are not reasonably usable in Landlord's estimation for the use of permitted by this lease because of such damage and required repairs.

         (b) Landlord shall be responsible for insuring the Building, and Tenant shall be responsible for insuring its personal property and trade fixtures located on the Premises.

         (c) Neither party shall be liable to the other for any loss or damage caused by water damage, sprinkler leakage, or any of the risks covered by a standard fire insurance policy with extended coverage and sprinkler leakage endorsements, and there shall be no subrogated claim by one party's insurance carrier against the other party arising out to any such loss.

     8.  CONDEMNATION.

         If a condemning authority takes the entire Premises or a portion sufficient to render the remainder unsuitable for Tenant's use, in Tenant's estimation, then either party may elect to terminate this lease effective on the date that title passes to the condemning authority. Otherwise, Landlord shall proceed as soon as practicable to restore the remaining Premises to a condition comparable to that existing at the time of the taking. Rent shall be abated during the period of restoration to the extent the Premises are not reasonably usable by Tenant, and rent shall be reduced for the remainder of the term in an amount equal to the reduction in rental value of the Premises caused by the taking. All condemnation proceeds shall belong to Landlord, except for any such proceeds awarded by the condemning authority for the value of the Tenant's improvements, moving expenses, and any other items of the award specifically associated with Tenants occupancy.

     9.  ASSIGNMENT AND SUBLETTING.

         (a) Tenant shall not assign its interest under this lease nor sublet the Premises without first obtaining Landlord's consent in writing, which shall not be unreasonably withheld, subject to Paragraph 19(f) of this lease. This provision shall apply to all transfers by operation of law or through mergers and changes in control of Tenant. No assignment shall relieve Tenant of its obligation to pay rent or perform other obligations required by this lease and no one assignment or subletting shall be a consent to any further assignment or subletting. Provided, however, that Tenant may assign its interest to any party acquiring substantially all the assets of Tenant, or to an entity the majority of interest of which is owned by Tenant. In addition, any transfer of interest in the corporation by reason of transfers of the Stock of the corporation shall not be deemed to be a transfer requiring the consent of the Landlord.

         (b) Subject to the above limitations on transfer of Tenant's interest, this lease shall bind and inure to the benefit of the parties, their respective heirs, successors, and assigns.

     10.  DEFAULT.

         Any of the following shall constitute a default by Tenant under this lease:

         (a) Tenant's failure to pay rent or any other charge under this lease within 10 days after Landlord's written notice that a payment is due and unpaid, or failure to comply with any other term or condition within 30 days following written notice from Landlord specifying the noncompliance. If such noncompliance cannot be cured within the 30-days period, this provision shall be satisfied if Tenant commences correction within such period and thereafter proceeds in good faith and with reasonable diligence to effect compliance as soon as possible.

         (b) Tenant's insolvency; assignment for the benefit of its creditors; Tenant's voluntary petition in bankruptcy or adjudication as bankrupt, or the appointment of a receiver for Tenant's properties.

     11.  REMEDIES FOR DEFAULT.

         In case of default as described in paragraph 10 above, Landlord shall have the right of the following remedies which are intended to be cumulative and in addition to any other remedies provided under applicable law:

         (a) Terminate this lease without relieving Tenant from its obligation to pay damages.

         (b) Retake possession of the Premises by summary proceedings or otherwise, in which case Tenant's liability to Landlord for damages shall survive the tenancy. Landlord may, after such retaking of possession, relet the Premises upon any reasonable terms. No such reletting shall be construed as an acceptance of a surrender of Tenant's leasehold interest.

         (c) Recover damages caused by Tenant's default which shall include reasonable attorneys' fees at trial and on any appeal therefrom. Landlord may sue periodically to recover damages as they occur throughout the lease term, and no action for accrued damages shall bar a later action for damages subsequently accruing. Landlord may elect in any one action to recover accrued damages plus damages attributable to the remaining term of the lease equal to the difference between the rent under this lease and the reasonable rental value of the Premises for the remainder of the term, discounted to the time of judgment at the rate of 6 percent per annum.

         (d) Make any payment or perform any obligation required of Tenant so as to cure Tenant's default, in which case Landlord shall be entitled to recover all amounts so expended from Tenant, plus interest at the rate of 10 percent per annum from the date of the expenditure.

     12.  SURRENDER ON TERMINATION.

         (a) On expiration or early termination of this lease, Tenant shall deliver all keys to Landlord, have final utility readings made on the date of move out, and surrender the Premises clean and free of debris inside and out, with all mechanical, electrical, and plumbing systems in good operating condition, all signing removed and defacement corrected, and all repairs called for under this lease completed. The Premises shall be delivered in the same condition as at the commencement of the term, subject only to depreciation and wear from ordinary use. Tenant shall remove all of its furnishings and trade fixtures that remain its property and restore all damage resulting from such removal. Failure to remove said property shall be an abandonment of same, and Landlord may dispose of it in any manner without liability.

         (b) If Tenant fails to vacate the Premises when required, including failure to remove all its personal property, Landlord may elect either: (i) to treat Tenant as a tenant from month to month, subject to all provisions of this lease except the provision for term and at a base rental of 115 percent of that specified in this lease; or (ii) to eject Tenant from the Premises and recover damages caused by wrongful holdover. Notwithstanding, Tenant shall have the right to hold over for a period of not more than three (3) months following expiration of the initial lease term at a base rental not to exceed 115% of the last month's rent.

     13.  LANDLORD'S LIABILITY.

         (a) Landlord warrants that so long as Tenant complies with all terms of this lease it shall be entitled to peaceable and undisturbed possession of the Premises free from any eviction or disturbance by Landlord or persons claiming through Landlord.

         (b) All persons dealing with Pacific Realty Associates, L.P. ("Partnership") must look solely to the property and assets of Partnership for the payment of any claim against Partnership or for the performance of any obligation of Partnership as neither the general partner, limited partners, employees, nor agents or Partnership assume any personal liability for obligations entered into on behalf of Partnership (or its predecessors in interest) and their respective properties shall not be subject to the claims of any person in respect of any such liability or obligation. As used herein, the words "property and assets of partnership" exclude any rights of Partnership for the payment of capital contributions or other obligations to it by the general partner or any limited partner in such capacity.

     14.  MORTGAGE OR SALE BY LANDLORD; ESTOPPEL CERTIFICATES.

         (a) This lease is and shall be prior to any mortgage or deed of trust ("Encumbrance") recorded after the date of this lease and affecting the Building and the land upon which the Building is located. However, if any lender holding an Encumbrance secured by the Building and the land underlying the Building requires that this lease be subordinate to the Encumbrance, then Tenant agrees that this lease shall be subordinate to the Encumbrance if the holder thereof agrees in writing with Tenant that so long as Tenant performs its obligations under this lease no foreclosure, deed given in lieu of the foreclosure, or sale pursuant to the terms of the Encumbrance, or other steps or procedures taken under the Encumbrance shall affect Tenant's rights under this lease. If the foregoing condition is met, Tenant shall execute the written agreement and any other documents required by the holder of the Encumbrance to accomplish the purposes of this paragraph.

         (b) If the Building is sold as a result of foreclosure of any Encumbrance thereon or otherwise transferred by Landlord or any successor, Tenant shall attorn to the purchaser or transferee.

         (c) Either party shall within 20 days after notice from the other execute and deliver to the other party a certificate stating whether or not this lease has been modified and is in full force and effect and specifying any modifications or alleged breaches by the other party. The certificate shall also state the amount of monthly base rent, the dates to which rent has been paid in advance, and the amount of any security deposit or prepaid rent. Failure to deliver the certificate within the specified time shall be conclusive upon the party of whom the certificate was requested that the lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate.

     15.  DISPUTES - ATTORNEYS' FEES.

         In the event of any litigation arising out of this lease, the prevailing party shall be entitled to recover from the other party, in addition to all other relief provided by law or judgement, its reasonable costs and attorneys' fees incurred both at and in preparation for trial and any appeal or review, such amount to be as determined by the court(s) before which the matter is heard. Disputes between the parties which are to be litigated shall be tried before a judge without a jury.

     16.  SEVERABILITY.

         If any provision of this lease is held to be invalid, unenforceable or illegal the remaining provisions shall not be affected and shall be enforced to the fullest extent permitted by law.

     17.  INTEREST AND LATE CHARGES.

         Rent not paid within 10 days of when due shall bear interest from the date due until paid at the rate of 10 percent per annum. Landlord may at its option impose a late charge of $.05 for each $1.00 of rent for rent payments made more than 10 days late in addition to interest and other remedies available for default.

     18.  GENERAL PROVISIONS.

         (a) Waiver by either party of strict performance of any provision of this lease shall not be a waiver of nor prejudice the party's right otherwise to require performance of the same provision or any other provision.

         (b) Subject to the limitations on transfer of Tenant's interest, this lease shall bind and inure to the benefit of the parties, their respective heirs, successors, and assigns.

         (c) Landlord shall have the right to enter upon the Premises with reasonable prior notice (except in the case of an emergency) to determine Tenant's compliance with this lease, to make necessary repairs to the Building or the Premises, or to show the Premises to any prospective tenant or purchasers. During the last two month of the term, Landlord may place and maintain upon the Premises notices for leasing or sale of the Premises.

         (d) If this lease commences or terminates at a time other than the beginning or end of one of the specified rental periods, then the rent (including Tenant's share of real property taxes, if any) shall be prorated as of such date, and in the event of termination for reasons other than default all prepaid rent shall be refunded to Tenant or paid on its account.

         (e) Notices between the parties relating to this lease shall be in writing, effective when delivered, or if mailed, effective on the second day following mailing, postage prepaid, to the address for the party stated in this lease or to such other address as either party may specify by notice to the other. Rent shall be payable to Landlord at the same address and in the same manner.

     19.  ENVIRONMENTAL.

         (a) DEFINITIONS. The term "Environmental Law" shall mean any federal, state or local statute, regulation or ordinance or any judicial or other governmental order pertaining to the protection of health, safety or the environment. The term "Hazardous Substance" shall mean any hazardous, toxic, infectious or radioactive substance, waste and material as defined or listed by any Environmental Law and shall include, without limitation, petroleum oil and its fractions.

         (b) USE OF HAZARDOUS SUBSTANCES. Tenant shall not cause or permit any Hazardous Substance to be spilled, leaked, disposed of or otherwise released on or under the Premises. Tenant may use and sell on the Premises only those Hazardous substances typically used and sold in the prudent and safe operation of the business permitted by Section 1 of this lease. Tenant may store such Hazardous Substances on the Premises, but only in quantities necessary to satisfy Tenant's reasonably anticipated needs. Tenant shall comply with all Environmental Laws and exercise the highest degree of care in the use, handling and storage of Hazardous Substances and shall take all practicable measures to minimize the quantity and toxicity of Hazardous Substances used, handled or stored on the Premises.

     (c) NOTICES. Tenant shall immediately notify Landlord upon becoming aware of the following: (a) any spill, leak, disposal or other release of a Hazardous Substance on, under or adjacent to the Premises; (b) any notice or communication from a governmental agency or any other person relating to any Hazardous Substance on, under or adjacent to the Premises; or (c) any violation of any Environmental Law with respect to the Premises or Tenant's activities on or in connection with the Premises.

     (d) SPILLS AND RELEASES. In the event of a spill, leak, disposal or other release of a Hazardous Substance on or under the Premises caused by Tenant or any of its contractors, agents or employees or invitees, or the suspicion or threat of the same, Tenant shall (i) immediately undertake all emergency response necessary to contain, cleanup and remove the released Hazardous Substance, (ii) promptly undertake all investigatory, remedial, removal and other response action necessary or appropriate to ensure that any Hazardous Substances contamination is eliminated to Landlord's reasonable satisfaction, and (iii) provide Landlord copies of all correspondence with any governmental agency regarding the release (or threatened or suspected release) or the response action, a detailed report documenting all such response action, and a certification that any contamination has been eliminated. All such response action shall be performed, all such reports shall be prepared and all such certifications shall be made by an environmental consultant reasonably acceptable to Landlord.

     (e) CONDITION UPON TERMINATION. Upon expiration of this lease or sooner termination of this lease for any reason, Tenant shall remove all Hazardous Substances and facilities used for the storage or handling of Hazardous Substances from the Premises and restore the affected areas by repairing any damage caused by the installation or removal of the facilities. Following such removal, Tenant shall certify in writing to Landlord that all such removal is complete. The foregoing obligation shall not apply to any pre-existing contamination.

     (f) ASSIGNMENT AND SUBLETTING. Notwithstanding the provisions of paragraph 9 of this lease, it shall not be unreasonable for Landlord to withhold its consent to any assignment, sublease or other transfer of the Tenant's interest in this lease if a proposed transferee's anticipated use of the Premises involves the generation, storage, use, sale, treatment, release or disposal of any Hazardous Substance.

     (g) INDEMNITY.

          (i) BY TENANT. Tenant shall indemnify, defend and hold harmless Landlord, its employees and agents, any persons holding a security interest in the Premises, and the respective successors and assigns of each of them from and against any and all claims, demands, liabilities, damages, fines, losses, costs (including without limitation the cost of any investigation, remedial, removal or other response action required by Environmental Law) and expenses (including without limitation attorneys' fees and expert fees in connection with any trial, appeal, petition for review or administrative proceeding) arising out of or in any way relating to the use, treatment, storage, generation, transport, release, leak, spill, disposal or other handling of Hazardous Substances on the Premises by Tenant or any of its contractors, agents or employees or invitees. Tenant's obligations under this section shall survive the expiration or termination of this lease for any reason. Landlord's rights under this section are in addition to and not in lieu of any other rights or remedies to which Landlord may be entitled under this agreement or otherwise.

          (ii) BY LANDLORD. Landlord shall indemnify, defend and hold harmless Tenant and its employees and agents and the respective successors and assigns of each of them from and against any and all claims, demands, liabilities, damages, fines, losses, costs (including without limitation the cost of any investigation, remedial, removal or other response action required by Environmental Law) and expenses (including without limitation attorneys' fees and expert fees in connection with any trial, appeal, petition for review or administrative proceeding) arising out of or in any way relating to the actual or alleged use, treatment, storage, generation, transport, release, leak, spill, disposal or other handling of Hazardous Substances on the Premises by Landlord, or any of its contractors, agents or employees or by Landlord's previous tenants of the Premises. Landlord's obligations under this section shall survive the expiration or termination of this lease for any reason. Tenant's rights under this section are in addition to and not in lieu of any other rights or remedies to which Tenant may be entitled under this Agreement or otherwise.

Page 8 or 9

20. RENEWAL OPTION.

     If not then in default, Tenant shall have the option to renew this lease for one additional five-year term immediately following expiration of the initial lease term by giving Landlord 180 days' advance written notice of its intent to extend. All provisions of this lease shall apply during the extended term, except that rent for the renewal period shall be an amount determined on a fair market value basis and agreed upon by parties at least 90 days prior to commencement of the renewal period, but in no case less than that of the preceding term.

21. RIGHT OF FIRST NOTICE.

     Landlord shall notify Tenant of the availability of adjacent space within the Building. Tenant shall have ten (10) business days after such notification to decide whether or not it wishes to exercise its right to take such space. If Tenant does not so exercise, Landlord will have the unrestricted right to lease such space to others.

22. SIGNAGE.

     Tenant may install monument and/or building signage, subject to mutually acceptable size and location.

23. TENANT IMPROVEMENTS.

     Landlord shall provide Tenant with a tenant improvement allowance of $317,067.00 ($14.06 per square foot). Said Improvements shall be constructed by Landlord's contractor in accordance with plans and specifications attached hereto as Exhibit C and D and are subject to applicable building codes as interpreted by the City of Hillsboro. Any unspent tenant improvement dollars shall be credited against the initial month's rent. Any additional tenant improvements up to $3.00 per square foot shall be amortized at eleven percent (11%) interest over the term of this lease.

     IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this lease as of the day and year first written above.

PACIFIC REALTY ASSOCIATES, L.P.,         THRUSTMASTER, INC.,
A DELAWARE LIMITED PARTNERSHIP           AN OREGON CORPORATION

BY PACTRUST REALTY, INC., A DELAWARE
   CORPORATION, ITS GENERAL PARTNER

   By /s/ Sam K. Briggs                  By     /s/ Kent E. Koski
      -----------------------------             ------------------------------
      Sam K. Briggs                      Name   Kent E. Koski
      Marketing Director                        ------------------------------
                                         Title  Vice President-Finance
                                                ------------------------------

                                         By
                                                ------------------------------
                                         Name
                                                ------------------------------
                                         Title
                                                ------------------------------
ADDRESS FOR NOTICES/RENT PAYMENTS TO LANDLORD:
15350 S.W. Sequoia Parkway, Suite 300
Portland, Oregon 97224
                                          ADDRESS FOR LEGAL NOTICES TO TENANT:

                                          ------------------------------------

                                          ------------------------------------

                                          ------------------------------------

                                          ADDRESS FOR INVOICES TO TENANT:

                                          ------------------------------------

                                          ------------------------------------

                                          ------------------------------------

                                      EXHIBIT A

                                        [MAP]

                                      EXHIBIT B

                                     [FLOOR PLAN]

                                      EXHIBIT C

                                     [FLOOR PLAN]

                                      EXHIBIT D

                                 THRUSTMASTER, INC.
                       BUILDING E, EVERGREEN BUSINESS PARK

                        TENANT IMPROVEMENT SPECIFICATIONS

                                   MARCH 13, 1996

GENERAL

The cost of standard tenant improvement work described below shall be covered under the tenant improvement allowance.

ARCHITECTURE AND ENGINEERING: Architecture and engineering required to obtain a building permit are included for standard office and warehouse occupancy classifications.

PERMITS/FEES: Building permits, plan check fees, fire and life safety review charges, sewer connection fees and SDC's, and traffic impact fees are included for the "manufacturing" occupancy classification.

EXCLUSIONS: Items noted as "excluded" are items which Landlord will consider for inclusion but are not included in a typical improvement and do not generally fit within a "building standard" tenant improvement allowance.

EXTERIOR AND BUILDING SHELL

EXTERIOR: Modifications to sitework and exterior building shell to accommodate unusual tenant needs are excluded. This would include patios; equipment pads; noise or special visual screening; modifications to exterior building walls, windows, or doors; and upgrading of electrical, storm sewer or sanitary sewer systems. Exterior fencing is excluded.

TENANT ENTRIES AND MAN-DOORS: Tenant entry shall include a single storefront door in the aluminum storefront system. Exit doors shall be provided per code requirements. Exterior man-doors into warehouse areas shall be 3' x 7' hollow metal with Schlage "D" series lever locks. Special access systems, card lock entries, and unusual door hardware items are excluded.

OVERHEAD DOORS: Exterior overhead doors shall be uninsulated steel sectional type, manually operated, vertical or high lift configuration.

ELECTRICAL: Building shell electrical system includes the main electrical service (1200 Amp, 277/480 Volt, 3-phase) to be shared by building tenants and "house" panels for exterior lighting and common area power requirements. Tenant improvement electrical service includes distribution of power from the main building service to tenant subpanels and the addition of any tenant subpanels within the tenant space. Generators and UPS systems are excluded.

WAREHOUSE AREAS

DEMISING WALLS: Demising walls shall extend from floor level to the underside of the building roof structure. Demising walls in buildings with clear height less than 18 feet shall be constructed using metal studs with 5/8" sheetrock each side. Fiberglass batt insulation shall be provided in metal stud demising walls from floor to 9 feet high.

Demising walls in 18' to 24' clear height buildings shall be constructed using wood studs spaced approximately 4 feet on center and a single layer of 5/8" plywood connected to studs with wood "stops". Wood demising walls are uninsulated.

EXTERIOR WALLS: Exterior walls within warehouse areas shall remain unpainted, exposed concrete. Insulation for exterior walls within warehouse areas is excluded.

CEILINGS/ROOF STRUCTURE: Finished ceilings within warehouse areas are excluded. Roof structure is insulated with R-19 insulation and shall remain exposed. Painting of roof structure and supporting elements is excluded.

FLOORING: Warehouse floor shall be exposed, sealed concrete.

PLUMBING: Special plumbing such as process water and waste systems are excluded under standard tenant improvements.

FIRE PROTECTION: Building shell fire protection system includes service to the building and overhead sprinkler piping and heads. Upgrading of fire protection systems for special hazard uses, rack sprinkling, and hose stations are excluded. Modifications to the overhead system shall be provided if required to accommodate demising wall layout.

H.V.A.C.: Gas fired unit heaters shall provide heating in warehouse areas for freeze protection of overhead water piping only. Special production area H.V.A.C. and special structural supports for mechanical equipment are excluded.

ELECTRICAL: Warehouse lighting shall be provided using fluorescent fixtures to approximately 10 - 15 foot-candles measured 30'' above floor; warehouse lights to be switched from a location near the office. Warehouse area electrical shall include: Two (2) 200 volt, 3-phase outlets and one (1) general convenience outlet. Production area (50' x 87.5') electrical shall include a 12-foot square power grid with one (1) 110 volt drop at each intersection.

IMPROVED OFFICE AREAS

CONCRETE: Existing concrete slab on grade shall be sawcut, removed and poured back for underslab utilities as necessary.

EXTERIOR WALLS: Exterior concrete walls within improved office areas shall receive metal stud furring, insulation, and 5/8" smooth finished sheetrock. Exterior framed walls within improved office areas shall receive thermal insulation and 5/8" smooth finished sheetrock from floor to 9 feet high.

OFFICE/WAREHOUSE SEPARATION WALLS: Walls separating improved office areas and warehouse areas shall extend from floor level to 12 feet above floor. Such walls shall be constructed using metal studs, fiberglass batt insulation from floor to 9 feet high, and 5/8" sheetrock each side. Sheetrock shall extend from floor to top of framing on the warehouse side of the wall and from floor to ceiling level on the office side of the wall.

INTERIOR PARTITIONS: Interior partitions shall extend from floor level to the underside of ceiling grid. Interior partitions shall be constructed using 3-1/2" metal studs at 24" on center and 5/8" smooth finished sheetrock each side. Batt insulation shall be provided in walls surrounding toilet and conference rooms.

INTERIOR DOORS: Interior doors shall be nominal 3'-0" by 7'-0" solid core oak with light Watco finish ("Building Standard Finish") in Timely door frames, factory pre-painted in standard off-white color ("Building Standard Frame"). Door hardware to include 1-1/2 pair butts, Schlage "AL" series lever latch, and wall stop for each door. Door hardware finish to be polished chrome.

FOLDING PARTITION: An allowance of $14,000 has been included for a folding partition and supporting structural system.

RELITES: Relites are excluded for standard tenant improvements. When used, relites shall include 1/4" tempered glass in Building Standard Frame.

CABINETS AND MILLWORK: Plastic laminate covered countertops shall be provided with counter-mounted lavatories in each toilet room. Cabinets to be constructed to A.W.I. standards with plastic laminate covered tops, fronts, and sides. Cabinet interiors shall be constructed of melamine or standard low pressure laminate on particle board substrate. Concealed hinges, heavy-duty drawer hardware, and wire pulls shall be included for all drawers or doors. One 4' by 4' plywood mounting board is included for tenant's phone equipment. Cabinets other than those listed above, wall paneling, wood base, shelving, and other special millwork items are excluded.

ACOUSTICAL CEILINGS: Acoustical ceiling to be 2' by 2' tegular edge ceiling tile (Armstrong Minatone #705 Fissured) in standard suspended grid. Ceiling height to be approximately 9 feet.

FLOOR COVERINGS: Floor covering colors shall be selected by Tenant from Landlord's standard finish options. Carpet shall be cut pile or loop as selected by Tenant. Cut pile carpet shall be installed on carpet pad. VCT shall be installed in lunch rooms, copy rooms, storage rooms, and other appropriate locations. Sheet vinyl flooring shall be provided in toilet rooms. Rubber base shall be 4" high in continuous lengths. 6" high rubber base shall be used in toilet rooms. Coved base to be used in areas with resilient flooring; flat base to be used in carpeted areas. Quarry or ceramic tiles, wood flooring, raised computer floors, and other special floor finishes are excluded.

PAINTING AND WALL COVERING: All interior walls in improved office areas shall receive primer and two coats of finish paint. Paint color is to be selected from Landlord's standard color options. Plastic laminate wainscot shall be provided on "wet" walls within toilet rooms. Vinyl, fabric, and other wall coverings are excluded.

WINDOW COVERINGS: Exterior windows shall be covered with vertical blinds (solid plastic slats), in building standard color.

APPLIANCES: Appliances such as dishwashers, refrigerators, garbage disposers, and microwave ovens; and vending machines, coffee makers or other similar equipment are excluded.

FURNITURE AND ACCESSORIES: Toilet room accessories include one toilet paper holder and one seat cover dispenser for each water closet, one paper towel dispenser for each toilet room, and grab bars where required by code. All toilet accessories shall be surface mounted units. One counter mounted soap dispenser shall be provided for each toilet room lavatory. Furniture, coat hooks, desk partitions, tack boards, white boards, projection screens, fire extinguishers and cabinets, lockers, and other miscellaneous accessories are excluded.

PLUMBING: Plumbing shall be provided within the tenant area to serve necessary toilet facilities, a Lunch Room sink, and drinking fountain if required by code. Special plumbing work such as showers and vending machine connections are excluded.

FIRE PROTECTION: Existing overhead fire protection system shall be modified as required for tenant improvement ceiling and wall layout. Fire protection work includes the addition of "drops" to ceilings and chrome, semi-recessed sprinkler heads.

H.V.A.C.: Roof-top gas/electric packaged HVAC units shall provide heating and cooling to finished office areas. Typical office cooling to be approximately 400 square feet per ton. Maximum roof top unit size to be 7.5 ton. Each zone to be thermostatically controlled. Special production or clean room H.V.A.C., special computer room mechanical work, and special structural support of mechanical equipment are excluded. Ceiling mounted or roof-top mounted (Landlord's option) exhaust fans shall be provided for toilet room locations.

ELECTRICAL: Office area electrical work includes furnishing and installation of lighting, power outlets, mud rings with pull strings for phone/data locations, and power connections to HVAC equipment. Electrical devices to be intermediate grade with wiring systems to meet code. Generators and UPS systems are excluded.

Office lighting shall be provided using 2' by 4' fluorescent light fixtures with standard acrylic lenses. Wattage available for lighting for each tenant space is governed by the Oregon Energy Code.

Current (**) limitations are as follows:

    Under 1,000 square feet -       2 watts per square foot

    1,000 - 5,999 square feet -     2,000 watts plus 1.6 watts per square
                                    foot for area over 1,000 square feet

    6,000 square feet and up -      10,000 watts plus 1.2 watts per square
                                    foot for area over 6,000 square feet

**NOTE: AS OF 1996, ENERGY CODE REQUIREMENTS ARE UNDER REVISION AND WILL BE
        MORE RESTRICTIVE THAN LISTED LIMITATIONS.

Special architectural lighting (track lighting, spot lighting, down lights, wall sconces, etc.) is excluded. Dual level light switching is excluded. Lighting lamps, ballasts, and controls shall meet electrical energy consumption code requirements.

Power supply for Tenant desk partitions to be provided at wall, floor, or power pole locations only; connection to Tenant's power poles or partition system and wiring within desk partitions are excluded. Mud rings with pull strings to the area above ceiling shall be provided 1 each per 240 square feet of improved office area for Tenant installed telephone and data wiring. Cover plates and receptacles for telephone and data wiring and unused mud rings shall be provided by the Tenant's phone or data wiring vendor.

Special electrical shall include the following items only:

1. Open office Areas: One (1) above ceiling electrical supply location for Tenant's power poles to supply four (4) workstations. Power poles to be supplied by Tenant.
2.   Coffee Bar: Two (2) duplex above countertop.
3.   Conference Room: Three (3) duplex, one (1) phone/data each room.
4.   Rest Rooms: One (1) G.F.I. each room.
5.   Janitorial: One (1) duplex.
6.   Data/Telephone: Two (2) dedicated outlets.
7.   Arcade: Six (6) duplex.
8.   Drinking Fountains: Dedicated duplex at each location.
9.   Training: Three (3) outlets each room, one (1) phone/data each room.
10.  Lunch Room/Coffee Bar: One (1) dedicated for microwave, two (2) outlets.
11.  Vending: Four (4) duplex

FIRE ALARM: Fire alarm and smoke detection systems shall be provided if required by the local governing jurisdictions.

SECURITY SYSTEMS: Security systems are excluded.

TELEPHONE AND COMPUTER SYSTEMS: Telephone, data, and computer system equipment and wiring are excluded. Tenant phone equipment shall be provided by tenant and located within the tenant area.